                                                                   EXHIBIT 99(i)


NEWS RELEASE
TO BUSINESS EDITOR:

             COMM BANCORP, INC. REPORTS THIRD QUARTER 2004 EARNINGS

      Clarks Summit, PA, October 18/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:
CCBP) today reported third quarter 2004 earnings of $1,065,000 or $0.56 per share, compared to $1,155,000 or $0.61 per share for the same quarter of 2003. Year-to-date earnings totaled $3,500,000 or $1.84 per share in 2004 and $3,630,000 or $1.89 per share in 2003.

      Return on average stockholders' equity for the three months and nine months ended September 30, 2004, was 9.00% and 9.88% compared to 10.10% and 10.60% for the same periods of 2003. Return on average assets was 0.82% for the third quarter and 0.92% year-to-date 2004, as compared to 0.89% and 0.97% for the respective periods of last year.

      "Our third quarter earnings were impacted by a reduction in noninterest income due largely to a significant slowing in the demand for residential mortgages and mortgage refinancing," stated William F. Farber, Sr., President and Chief Executive Officer. "Most of our residential mortgages originated are subsequently sold on the secondary market. Due to the downturn in demand, net gains realized on the sale of loans declined significantly in the third quarter," continued Farber. "We are currently investigating new product alternatives in an effort to generate new revenue streams. In addition, over the past two years we have positioned the balance sheet to be able to benefit from a rising interest rate environment. These efforts should improve our earnings going forward," concluded Farber.

HIGHLIGHTS

      -     Total assets increased $20.5 million in 2004.

      -     Loans grew at an annualized rate of 6.4% in 2004.

      - Noninterest-bearing deposits grew at a 13.5% annualized pace in 2004.

INCOME STATEMENT REVIEW

      Tax-equivalent net interest income for the nine months ended September 30, 2004, improved $192 thousand to $13,691 thousand in 2004 from $13,499 thousand in 2003. A reduction of $845 thousand in interest expense more that compensated for a $653 thousand decline in tax-equivalent interest revenue. A 30 basis point reduction in the cost of funds from 2.58% to 2.28% was the primary factor causing the reduction in interest expense. Declining interest rates also affected tax-equivalent interest revenue, as the tax-equivalent yield on earning assets decreased 31 basis points to 5.67% from 5.98%. The yield on the loan portfolio decreased 76 basis points in comparison to last year. However, the yield on investment securities and federal funds sold improved 60 basis points. Average earning assets grew $10.0 million, which partially offset the effects of the decline in yield. For the third quarter, net interest income on a fully tax-equivalent basis decreased $41 thousand to $4,537 thousand in 2004 from $4,578 thousand in 2003. The predominant factor contributing to the decline in third quarter net interest income was a 54 basis point decrease in the tax-equivalent yield on the loan portfolio. In addition to market interest rates, loan yields in the third quarter were also impacted by a one-time reversal of interest income from loans that were placed on nonaccrual status. The tax-equivalent net interest margin in 2004 was 3.67% for the third quarter, compared to 3.74% for the respective period of 2003.

      The provision for loan losses was $150 thousand and $450 thousand for the three months and nine months ended September 30, 2004. For the respective periods of 2003 the provision was $120 thousand and $360 thousand.

      Noninterest income totaled $864 thousand for the three months ended September 30, 2004, a decrease of $166 thousand or 16.1% compared to $1,030 thousand for the same three months of the previous year. Year-to-date noninterest revenue totaled $2,666 thousand in 2004, a decrease of $440 thousand or 14.2% compared to $3,106 thousand in 2003. The demand for mortgage loans and refinancing subsided, which considerably impacted revenue derived from the sale of residential mortgages. As a result, net gains on the sale of loans fell $244 thousand or 74.4% for the comparable third quarters and $605 thousand or 59.7% year-to-date. Partially mitigating the effects of lower mortgage demand, service charges, fees and commissions rose $78 thousand or 11.1% for the comparable third quarters and $165 thousand or 7.9% year-to-date.

      Noninterest expense for the third quarter and year-to-date showed only a slight increase in comparing 2004 and 2003. For the three months ended September 30, 2004, noninterest expense rose only $25 thousand or 0.7% over the same period of the prior year. The increase was due mainly to a 7.9% rise in other expenses. Occupancy and equipment expense increased only 1.4%, while salaries and employee benefits expense declined 4.7%. For the nine months ended September 30, 2004, noninterest expense totaled $10,986 thousand, an increase of $244 thousand or 2.3% from $10,742 thousand for the same nine months of 2003. Occupancy and equipment expense rose $183 thousand or 11.1% due largely to additional expenses associated with operating our Tannersville Branch and Loan Operations Center. Other expenses increased $137 thousand or 3.6%, while salaries and employee benefits expense fell 1.4%.

BALANCE SHEET REVIEW

      Total assets rose $20.5 million or at an annualized rate of 5.4% to $529.9 million at September 30, 2004, from December 31, 2003. Loans, net of unearned income, grew $17.1 million or at an annualized rate of 6.4% to $375.0 million at the close of the third quarter. Loan growth was funded through deposit gathering as total deposits grew $19.8 million or at an annualized rate of 5.8% from the end of 2003. Interest-bearing deposits rose $13.7 million and accounted for 69.2% of total deposit growth, while noninterest-bearing deposits increased $6.1 million and represented 30.8% of total deposit growth. In comparison to the end of the previous quarter, total assets grew $12.7 million, funded in large part by an $11.6 million increase in total deposits. The increased liquidity was channeled into the investment portfolio, as loans, net of unearned income, declined $2.3 million. Available-for-sale investment securities increased $11.9 million to $111.5 million at the end of the third quarter.

      Stockholders' equity improved $0.9 million to $47.4 million or $25.27 per share at September 30, 2004, compared to $46.5 million or $24.41 per share at December 31, 2003. Common stock repurchases totaled $1.4 million for the nine months ended September 30,

2004. Dividends declared were $0.22 per share for the third quarter and $0.66 per share year-to-date 2004. Accumulated other comprehensive income, which related entirely to unrealized gains and losses on our available-for-sale portfolio, decreased $157 thousand from year-end 2003. However, in comparison to the end of the second quarter, an improvement in the market value of the available-for-sale portfolio resulted in an increase in accumulated other comprehensive income of $794 thousand.

      Asset quality declined slightly as nonperforming assets increased $529 thousand to $2.9 million at September 30, 2004, from $2.4 million at year-end 2003. An increase in nonaccrual loans of $659 thousand was primarily responsible for the deterioration. In comparison to the end of the previous quarter, nonperforming assets increased $836 thousand. As a percentage of loans, net of unearned income, nonperforming assets equaled 0.78% at September 30, 2004, 0.56% at June 30, 2004 and 0.67% at December 31, 2003.

      The allowance for loan losses was $3.8 million and covered approximately 130.0% of nonperforming assets at September 30, 2004. In comparison, the allowance for loan losses was $3.7 million and covered 143.5% at September 30, 2003. At the end of the third quarter of 2004, the allowance for loan losses equaled 1.02% of loans, net of unearned income, compared to 1.06% one year earlier.

      Comm Bancorp, Inc. serves five Pennsylvania counties through Community Bank and Trust Company's 17 community banking offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of Klick(SM) Banking, on-line banking services, by accessing the Company's web site at http://www.combk.com. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.

                           [TABULAR MATERIAL FOLLOWS]

                                  SUMMARY DATA
                               COMM BANCORP, INC.
                               FIVE QUARTER TREND
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           Sept. 30,     June 30,      March 31,     Dec. 31,      Sept. 30,
                                             2004          2004          2004          2003          2003
Key performance data:

Per share data:
Net income                                $     0.56    $     0.66    $     0.62    $     0.56    $     0.61
Cash dividends declared                   $     0.22    $     0.22    $     0.22    $     0.22    $     0.22
Book value                                $    25.27    $    24.60    $    25.01    $    24.41    $    24.16
Tangible book value                       $    24.91    $    24.20    $    24.57    $    23.95    $    23.66
Market value:
   High                                   $    41.00    $    41.45    $    40.87    $    38.85    $    36.67
   Low                                    $    39.20    $    38.78    $    38.06    $    35.97    $    34.25
   Closing                                $    41.00    $    41.45    $    40.87    $    37.75    $    35.75
Market capitalization                     $   76,957    $   78,264    $   77,954    $   71,971    $   68,099
Common shares outstanding                  1,877,000     1,888,151     1,907,377     1,906,528     1,904,869

Selected ratios:

Return on average stockholders' equity          9.00%        10.61%        10.03%         9.14%        10.10%

Return on average assets                        0.82%         0.99%         0.94%         0.83%         0.89%

Leverage ratio                                  8.78%         8.80%         8.83%         8.66%         8.56%

Efficiency ratio                               73.82%        69.05%        70.67%        72.28%        70.51%

Nonperforming assets to loans, net              0.78%         0.56%         0.49%         0.67%         0.74%

Net charge-offs to average loans, net           0.09%         0.06%         0.09%         0.29%         0.08%

Allowance for loan losses to loans, net         1.02%         0.99%         1.00%         1.00%         1.06%

Earning assets yield (FTE)                      5.55%         5.75%         5.73%         5.64%         5.69%

Cost of funds                                   2.29%         2.27%         2.29%         2.30%         2.36%

Net interest spread (FTE)                       3.26%         3.48%         3.44%         3.34%         3.33%

Net interest margin (FTE)                       3.67%         3.88%         3.83%         3.73%         3.74%

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             Sept. 30,      Sept. 30,
Nine months ended                                                              2004           2003
Interest income:
Interest and fees on loans:
   Taxable                                                                  $    16,125    $    16,781
   Tax-exempt                                                                       604            577
Interest and dividends on investment securities available-for-sale:
   Taxable                                                                        1,529          1,485
   Tax-exempt                                                                     1,180          1,193
   Dividends                                                                         28             34
Interest on federal funds sold                                                      106            163
      Total interest income                                                      19,572         20,233

Interest expense:
Interest on deposits                                                              6,801          7,646
Interest on borrowed funds
      Total interest expense                                                      6,801          7,646
      Net interest income                                                        12,771         12,587
Provision for loan losses                                                           450            360
      Net interest income after provision for loan losses                        12,321         12,227

Noninterest income:
Service charges, fees and commissions                                             2,258          2,093
Net gains on sale of loans                                                          408          1,013
Net gains on sale of investment securities
      Total noninterest income                                                    2,666          3,106

Noninterest expense:
Salaries and employee benefits expense                                            5,252          5,328
Net occupancy and equipment expense                                               1,829          1,646
Other expenses                                                                    3,905          3,768
      Total noninterest expense                                                  10,986         10,742
Income before income taxes                                                        4,001          4,591
Provision for income tax expense                                                    501            961
      Net income                                                            $     3,500    $     3,630

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale       $      (238)   $      (432)
Reclassification adjustment for gains included in net income
Income tax expense (benefit) related to other comprehensive income (loss)           (81)          (147)
      Other comprehensive income (loss), net of income taxes                       (157)          (285)
      Comprehensive income                                                  $     3,343    $     3,345

Per share data:
Net income                                                                  $      1.84    $      1.89
Cash dividends declared                                                     $      0.66    $      0.66
Average common shares outstanding                                             1,898,101      1,925,962

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Sept. 30,     June 30,      March 31,    Dec. 31,      Sept. 30,
Three months ended                                      2004          2004          2004         2003          2003
Interest income:
Interest and fees on loans:
   Taxable                                           $    5,405    $    5,431    $    5,289   $    5,447    $    5,617
   Tax-exempt                                               191           208           205          203           199
Interest and dividends on investment securities
  available-for-sale:
   Taxable                                                  495           499           535          509           397
   Tax-exempt                                               392           395           393          393           394
   Dividends                                                  7            11            10            6             9
Interest on federal funds sold                               68            22            16           17            49
      Total interest income                               6,558         6,566         6,448        6,575         6,665

Interest expense:
Interest on deposits                                      2,323         2,240         2,238        2,323         2,392
Interest on borrowed funds                                                                             3
      Total interest expense                              2,323         2,240         2,238        2,326         2,392
      Net interest income                                 4,235         4,326         4,210        4,249         4,273
Provision for loan losses                                   150           150           150          120           120
      Net interest income after provision for
        loan losses                                       4,085         4,176         4,060        4,129         4,153

Noninterest income:
Service charges, fees and commissions                       780           752           726          716           702
Net gains on sale of loans                                   84           128           196          199           328
Net gains on sale of investment securities                                                            13
      Total noninterest income                              864           880           922          928         1,030

Noninterest expense:
Salaries and employee benefits expense                    1,772         1,754         1,726        1,849         1,859
Net occupancy and equipment expense                         566           599           664          604           558
Other expenses                                            1,426         1,242         1,237        1,289         1,322
      Total noninterest expense                           3,764         3,595         3,627        3,742         3,739
Income before income taxes                                1,185         1,461         1,355        1,315         1,444
Provision for income tax expense                            120           206           175          245           289
      Net income                                     $    1,065    $    1,255    $    1,180   $    1,070    $    1,155

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities
  available-for-sale                                 $    1,203    $   (1,991)   $      550   $     (268)   $     (408)
Reclassification adjustment for gains included in
  net income                                                                                         (13)
Income tax expense (benefit) related to other
  comprehensive income (loss)                               409          (677)          187          (95)         (139)
      Other comprehensive income (loss), net of
        income taxes                                        794        (1,314)          363         (186)         (269)
      Comprehensive income (loss)                    $    1,859    $      (59)   $    1,543   $      884    $      886

Per share data:
Net income                                           $     0.56    $     0.66    $     0.62   $     0.56    $     0.61
Cash dividends declared                              $     0.22    $     0.22    $     0.22   $     0.22    $     0.22
Average common shares outstanding                     1,886,534     1,900,321     1,907,573    1,906,528     1,908,995

                               COMM BANCORP, INC.
                 DETAILS OF NET INTEREST AND NET INTEREST MARGIN
                 (IN THOUSANDS, FULLY TAXABLE EQUIVALENT BASIS)

                                            Sept. 30,     June 30,      March 31,     Dec. 31,      Sept. 30,
Three months ended                            2004          2004          2004          2003          2003
Net interest income:
Interest income
Loans, net:
   Taxable                                 $    5,405    $    5,431    $    5,289    $    5,447    $    5,617
   Tax-exempt                                     290           315           311           306           302
      Total loans, net                          5,695         5,746         5,600         5,753         5,919
Investments:
   Taxable                                        502           510           545           515           406
   Tax-exempt                                     595           597           596           596           596
      Total investments                         1,097         1,107         1,141         1,111         1,002
Federal funds sold                                 68            22            16            17            49
      Total interest income                     6,860         6,875         6,757         6,881         6,970
Interest expense
   Deposits                                     2,323         2,240         2,238         2,323         2,392
   Borrowed funds                                                                             3
      Total interest expense                    2,323         2,240         2,238         2,326         2,392
      Net interest income                  $    4,537    $    4,635    $    4,519    $    4,555    $    4,578

Loans, net:
   Taxable                                       6.13%         6.36%         6.27%         6.48%         6.70%
   Tax-exempt                                    4.83%         4.05%         4.31%         4.87%         5.06%
      Total loans, net                           6.05%         6.17%         6.12%         6.37%         6.59%
Investments:
   Taxable                                       3.02%         3.15%         3.23%         2.35%         2.06%
   Tax-exempt                                    7.40%         7.45%         7.48%         7.41%         7.41%
      Total investments                          4.45%         4.57%         4.59%         3.71%         3.62%
Federal funds sold                               1.42%         0.98%         1.00%         0.94%         1.00%
      Total earning assets                       5.55%         5.75%         5.73%         5.64%         5.69%
Interest expense
   Deposits                                      2.29%         2.27%         2.29%         2.30%         2.36%
   Borrowed funds                                                                          1.13%
      Total interest-bearing liabilities         2.29%         2.27%         2.29%         2.30%         2.36%
      Net interest spread                        3.26%         3.48%         3.44%         3.34%         3.33%
      Net interest margin                        3.67%         3.88%         3.83%         3.73%         3.74%

                               COMM BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    Sept. 30,    June 30,     March 31,    Dec. 31,     Sept. 30,
At period end                                         2004         2004         2004         2003         2003
Assets:
Cash and due from banks                            $   10,960   $    6,923   $    9,121   $   17,099   $   12,611
Federal funds sold                                     15,900       17,100        9,750       11,500       22,600
Investment securities available-for-sale              111,522       99,639      101,982      105,248      116,121
Loans held for sale, net                                3,302        2,432        4,062        3,205        5,677
Loans, net of unearned income                         374,986      377,268      365,280      357,940      352,593
Less: Allowance for loan losses                         3,809        3,743        3,652        3,584        3,723
Net loans                                             371,177      373,525      361,628      354,356      348,870
Premises and equipment, net                            11,843       12,078       12,361       12,484       12,129
Other assets                                            5,242        5,554        5,726        5,560        5,136
      Total Assets                                 $  529,946   $  517,251   $  504,630   $  509,452   $  523,144

Liabilities:
Deposits:
   Noninterest-bearing                             $   65,199   $   63,405   $   58,296   $   59,119   $   62,918
   Interest-bearing                                   414,104      404,290      395,071      400,347      410,552
      Total deposits                                  479,303      467,695      453,367      459,466      473,470
Other liabilities                                       3,204        3,112        3,569        3,445        3,657
      Total liabilities                               482,507      470,807      456,936      462,911      477,127

Stockholders' equity:
Common stock, par value $0.33 authorized
   12,000,000, issued 1,877,000; 1,888,151;
   1,907,377; 1,906,528; 1,904,869                        619          623          629          629          629
Capital surplus                                         6,658        6,637        6,637        6,576        6,517
Retained earnings                                      38,206       38,022       37,952       37,223       36,572
Accumulated other comprehensive income                  1,956        1,162        2,476        2,113        2,299
      Total stockholders' equity                       47,439       46,444       47,694       46,541       46,017
      Total liabilities and stockholders' equity   $  529,946   $  517,251   $  504,630   $  509,452   $  523,144

                               COMM BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    Sept. 30,    June 30,     March 31,    Dec. 31,     Sept. 30,
Average quarterly balances                            2004         2004         2004         2003         2003
Assets:
Loans, net:
   Taxable                                         $  350,602   $  343,312   $  339,100   $  333,352   $  332,444
   Tax-exempt                                          23,910       31,278       29,008       24,948       23,696
      Total loans, net                                374,512      374,590      368,108      358,300      356,140
Investments:
   Taxable                                             66,088       65,145       67,907       86,989       78,049
   Tax-exempt                                          32,004       32,234       32,030       31,917       31,906
      Total investments                                98,092       97,379       99,937      118,906      109,955
Federal funds sold                                     19,109        8,995        6,463        7,202       19,529
      Total earning assets                            491,713      480,964      474,508      484,408      485,624
Other assets                                           27,298       27,698       28,304       28,030       26,594
      Total assets                                 $  519,011   $  508,662   $  502,812   $  512,438   $  512,218

Liabilities and stockholders' equity:
Deposits:
   Interest-bearing                                $  402,952   $  396,265   $  393,627   $  399,985   $  402,796
   Noninterest-bearing                                 66,268       61,824       58,812       61,791       61,066
      Total deposits                                  469,220      458,089      452,439      461,776      463,862
Borrowed funds                                                                        1        1,051
Other liabilities                                       2,697        2,987        3,038        3,142        2,986
      Total liabilities                               471,917      461,076      455,478      465,969      466,848
Stockholders' equity                                   47,094       47,586       47,334       46,469       45,370
      Total liabilities and stockholders' equity   $  519,011   $  508,662   $  502,812   $  512,438   $  512,218

                               COMM BANCORP, INC.
                               ASSET QUALITY DATA
                                 (IN THOUSANDS)

                                                 Sept. 30,    June 30,     March 31,    Dec. 31,     Sept. 30,
At quarter end                                     2004         2004         2004         2003         2003
Nonperforming assets:
   Nonaccrual/restructured loans                $    2,105   $    1,490   $    1,368   $    1,446   $    1,374
   Accruing loans past due 90 days or more             574          400          251          700        1,094
   Foreclosed assets                                   257          210          182          261          126
Total nonperforming assets                      $    2,936   $    2,100   $    1,801   $    2,407   $    2,594

Three months ended
Allowance for loan losses:
Beginning balance                               $    3,743   $    3,652   $    3,584   $    3,723   $    3,677
Charge-offs                                            119          118          128          303           87
Recoveries                                              35           59           46           44           13
Provision for loan losses                              150          150          150          120          120
Ending balance                                  $    3,809   $    3,743   $    3,652   $    3,584   $    3,723

SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.

Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.